Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Revolve Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 28, 2022	By:	/s/ Mike Karanikolas
Mike Karanikolas
Co-Founder and Co-Chief Executive Officer (Principal Executive Officer)
	By:	/s/ Jesse Timmermans
Jesse Timmermans
Chief Financial Officer (Principal Financial and Accounting Officer)